FIFTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December     , 2015, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party thereto from time to time, including without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”) (in such capacity, each a “Lender” and collectively, the “Lenders”), and RELYPSA, INC., a Delaware corporation (“Borrower”), whose address is 100 Cardinal Way, Redwood City, CA 94063.

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2014 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to (i) permit Borrower to incur Indebtedness relating to surety bonds, (ii) modify the repayment schedule for the Term Loans, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C. Collateral Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2 (Term Loans). Clause (3) of Section 2.2(b) of the Loan Agreement is amended in its entirety and replaced with the following:

(3) a repayment schedule equal to thirty (30) months.

2.2 Section 6.6 (Operating Accounts). Section 6.6(a) of the Loan Agreement is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, Borrower may maintain a deposit account with Wells Fargo Bank, N.A. so long as (i) such deposit account is subject to a Control Agreement in form and substance satisfactory to Collateral Agent, (ii) such deposit account is used solely to facilitate the terms and conditions of a Direct Payment Services Agreement by and between Borrower and PharmaMetrics, Inc., and (iii) the balance of such deposit account does not exceed One Million Dollars ($1,000,000.00) at any time.

2.3 Section 13.1 (Definitions). The following terms in Section 13.1 of the Loan Agreement are hereby amended and restated as follows:

“Amortization Date” is, with respect to any Term Loan, January 1, 2017.

“Maturity Date” is, for each Term Loan, June 1, 2019.

“Second Draw Period” is terminated as of the Fifth Amendment Date and notwithstanding anything to the contrary herein, no Term B Loans shall be available under this Agreement.

2.4 Section 13.1 (Definitions). The following new clause (n) is hereby added to the definition of “Permitted Indebtedness” in Section 13.1 of the Loan Agreement:

(n) Indebtedness consisting of surety bonds in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time, incurred in the ordinary course of business and not representing an obligation for borrowed money.

2.5 Section 13.1 (Definitions). The following term and its definition are hereby added to Section 13.1 of the Loan Agreement in the proper alphabetical order:

“Fifth Amendment Date” is December     , 2015.

2.6 Section 13.1 (Definitions). The following term and its definition set forth in Section 13.1 of the Loan Agreement are deleted in their entirety:

“Second Draw Milestone”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders remain true, accurate and complete and have not been amended, supplemented or restated, and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to One Hundred Eighty-Five Thousand Dollars ($185,000.00), to be shared between the Lenders in accordance with their respective Pro Rata Shares, and (c) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT:	BORROWER

Oxford Finance LLC	Relypsa, Inc.

By:	/s/ Mark Davis	By:	/s/ Ronald A. Krasnow
Name:	Mark Davis	Name:	Ronald A. Krasnow
Title:	Vice President - Finance, Secretary & Treasurer	Title:	Senior Vice President and General Counsel

LENDERS:

Oxford Finance LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President - Finance, Secretary & Treasurer

Silicon Valley Bank

By:	/s/ Dennis He
Name:	Dennis He
Title:	Vice President

[Signature Page to Fifth Amendment to Amended and Restated Loan and Security Agreement]